UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2017

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective after trading hours on January 3, 2017, Second Sight Medical Products, Inc. (the “Company”) granted options to certain employees and officers pursuant to the Second Sight Medical Products, Inc. 2011 Equity Incentive Plan. The following officers of the Company were awarded options:

Name	Title	Amount
Robert Greenberg, M.D., Ph.D.	Chairman	256,410
Will McGuire	President and Chief Executive Officer	571,330
Thomas Miller	Chief Financial Officer	181,980
Steve Okland	Commercial Vice President, U.S. and Canada	220,840
Edward Randolph	Vice President of Manufacturing	151,170
Gregoire Cosendai	Vice President of European Operations	228,190

The options have a strike price of $1.97 per share, which was the closing price of Company’s shares on the effective date of grant. The options vest over a four year term of which one-fourth vests on the one year anniversary of the date of grant, with the remaining options vesting quarterly over three years thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer

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